FOR IMMEDIATE RELEASE August 25, 2010	Investor and Media Contact: Whitney Finch Director of Investor Relations 813.421.7694 wfinch@walterinvestment.com
WALTER INVESTMENT MANAGEMENT CORP. ANNOUNCES DEFINITIVE AGREEMENT TO
PURCHASE MARIX SERVICING LLC
(Tampa, Fla.) — Walter Investment Management Corp. (NYSE Amex: WAC) (“Walter Investment” or the “Company”) today announced it has entered into a definitive agreement with Marathon Asset Management, L.P. (“Marathon”) to purchase Marix Servicing LLC (“Marix”), a high-touch specialty mortgage servicer. Marix, based in Phoenix, Arizona, is focused on default management, borrower outreach, loss mitigation, liquidation strategies, component servicing and specialty servicing. Marix is an S&P Select Servicer and brings relationships with each of the GSEs, as well as a management team which averages over 22 years of industry experience. The combined platform will be one of the nation’s top 10 servicers of sub-prime mortgages.
“We believe Marix will serve to both accelerate and broaden our portfolio acquisition opportunities,” said Mark J. O’Brien, Walter Investment’s Chairman and Chief Executive Officer. “We view the acquisition of Marix as an opportunity to expand our business on numerous fronts. Marix not only provides us with a superb mortgage servicing platform with a nationwide footprint, it also provides an independent revenue stream and a well developed information technology infrastructure, including proprietary applications which can be leveraged by both organizations.”
The Company, Marix and Marathon will maintain a close strategic relationship after the closing, including the use by Marathon of Marix for the servicing of residential mortgage assets on an exclusive basis, participation by Marathon on Marix’s advisory council and the continuation of pre-existing credit agreements provided to Marix by Marathon through March 2011. The acquisition is subject to various standard closing conditions and is expected to close within 30 to 60 days. After closing, the transaction is expected to be slightly dilutive to Walter Investment’s 2010 earnings per share, but is expected to be accretive to earnings per share in 2011.
“We believe Walter Investment is the ideal company to partner with in this transaction,” said Bruce Richards, Chief Executive Officer of Marathon. “Over the past three-and-a-half years, we have built Marix into a premier residential mortgage special servicer. Now, by combining the company with Walter Investment’s platform and substantial resources, Marix will have the ability to further this tradition of excellence and growth. We look forward to remaining closely involved with Marix going forward through our strategic relationship with the company and through our role on the company’s advisory council. In addition, we’re pleased that our mortgage investment businesses will continue to benefit from the strong servicing capabilities and industry insight of the combined entity under Walter Investment’s leadership.”
For further information, please reference the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission.

About Walter Investment Management Corp.
Walter Investment Management Corp. is an asset manager, mortgage servicer and mortgage portfolio owner specializing in less-than-prime, non-conforming and other credit-challenged mortgage assets. Based in Tampa, Fla., the Company currently has $1.9 billion of assets under management and annual revenues of approximately $180 million. The Company is structured as a real estate investment trust (“REIT”) and employs approximately 230 people. For more information about Walter Investment Management Corp., please visit the Company’s website at www.walterinvestment.com.
About Marathon Asset Management, L.P.
Marathon Asset Management, L.P. is a credit-focused asset management company founded in 1998 and headquartered in New York, New York, with approximately $11 billion of assets under management. For more information regarding Marathon, please visit the company’s website at www.marathonfund.com. Please direct enquiries regarding Marathon to Russell Sherman, CJP Communications, 212-279-3115.
Safe Harbor Statement
Certain statements in this release and in any of Walter Investment Management Corp.’s public documents referred to herein, contain or incorporate by reference “forward-looking” statements as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Walter Investment Management Corp. is including this cautionary statement to make applicable and take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements that are not historical fact are forward-looking statements. Words such as “expect,” “believe,” “anticipate,” “project,” “estimate,” “forecast,” “objective,” “plan,” “goal” and similar expressions, and the opposites of such words and expressions are intended to identify forward-looking statements. Forward-looking statements are based on the Company’s current beliefs, intentions and expectations; however, forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause actual results, performance or achievements, to differ materially from those reflected in the statements made or incorporated in this release. Thus, these forward-looking statements are not guarantees of future performance and should not be relied upon as predictions of future events. The risks and uncertainties referred to above include, but are not limited to, the completion of the proposed transaction in accordance with the terms and conditions of the purchase agreement; the accuracy of management’s due diligence on and its assessment of the Marix business; future economic and business conditions; the loss of key customers or reduction in the services contracted for by any such customers; the failure of the market for the Company’s services to develop, the possibility that the Company may not be able to integrate successfully the business, operations and employees of the acquired business; the inability to manage growth; the effects of competition from a variety of local, regional, national and other mortgage servicers and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2009 filed with the SEC on March 2, 2010.
All forward-looking statements set forth herein are qualified by this cautionary statement and are made only as of August 25, 2010. The Company undertakes no obligation to update or revise the information contained herein, including without limitation, any forward-looking statements, whether as a result of new information, subsequent events or circumstances, or otherwise, unless otherwise required by law.